Exhibit 5.1

ELLENOFF GROSSMAN& SCHOLE LLP

1345 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10105

TELEPHONE: (212) 370-1300

FACSIMILE: (212) 370-7889

www.egsllp.com

July 22, 2021

Galileo Acquisition Corp.

1049 Park Ave. 14A

New York, NY 10028

Re: Registration Statement on Form S-4 (File No. 333-256935)

Ladies and Gentlemen:

We have acted as special counsel to Galileo Acquisition Corp. a Cayman Islands exempted company (“Galileo”), in connection with the transactions contemplated by the Agreement and Plan of Merger and Reorganization, effective as of April 28, 2021 (the “Merger Agreement”), by and among Galileo, Galileo Acquisition Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of Galileo (“Merger Sub”), Galileo Founders Holdings, L.P., a Delaware limited partnership (the “Sponsor”), in the capacity from and after the closing (the “Closing”) of the transactions contemplated by the Merger Agreement as representative of the Galileo shareholders (other than holders of securities of Shapeways) for the purposes set forth in the Merger Agreement (the “Purchaser Representative”), Shapeways, Inc., a Delaware corporation (“Shapeways”) and Fortis Advisors LLC, in the capacity from and after the Closing as representative of the Shapeways Stockholders (the “Seller Representative”), and the transactions contemplated by the Merger Agreement, including the issuance of the merger consideration thereunder, collectively, the “Business Combination.” The Business Combination includes Galileo’s deregistration under Section 206 of the Cayman Islands Companies Act (As Revised) and a domestication to a Delaware corporation under Section 388 of the Delaware General Corporation Law (“DGCL”), pursuant to which Galileo’s jurisdiction of incorporation will be changed by way of continuation from the Cayman Islands to the State of Delaware (the “Domestication”).

This opinion is being rendered at the request of Galileo in connection with the registration by Galileo under the above-referenced Registration Statement (together with all amendments thereto as of the date hereof, the “Registration Statement”) filed by Galileo with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) of (i) shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), into which outstanding ordinary shares of the Company will convert by operation of law upon the Domestication (excluding the 690,000 ordinary shares held by the Sponsor that the Sponsor has contractually agreed to forfeit at the Closing)(the “Replacement Shares”), (ii) warrants to purchase shares of Common Stock which shall, at the Closing, replace the Company’s outstanding warrants to purchase ordinary shares of the Company (the “Replacement Warrants”) and warrants to purchase shares of Common Stock issuable upon conversion of the full amount outstanding under the convertible promissory note (the “Sponsor
Note”) entered into by Galileo and its Sponsor on December 14, 2020,at the option of the Sponsor on or after the Closing (the “Sponsor Note Warrants”, and together with the Replacement Warrants, the “Warrants”), (iii) shares of Common Stock issuable upon exercise of Replacement Warrants (the “Replacement Warrant Shares”) and upon exercise of Sponsor Note Warrants (the “Sponsor Warrant Shares”) and (iv) shares of Common Stock representing the maximum number of shares of Common Stock issuable at the Closing of the Business Combination (the “Closing Shares,” and, together with the Replacement Shares, the Replacement Warrant Shares and the Sponsor Warrant Shares, the “Shares”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions hereinafter set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to all questions of fact material to these opinions, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of Galileo.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

A. Prior to effecting the Domestication and prior to the issuance of the securities: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the shareholders of Galileo will have approved, among other things, the Domestication and the Merger Agreement; and (iii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained;

B. The Certificate of Incorporation of Galileo to be adopted upon Domestication (the “Proposed Charter”), in the form thereof annexed to the Registration Statement, without alteration or amendment (other than the execution thereof and identification of the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Secretary of State of the State of Delaware (the “DE Secretary of State”), in accordance with Section 103 of the DGCL, that no other certificate or document, other than the Certificate of Domestication as required under Section 388 of the DGCL, has been, or prior to the filing of the Proposed Charter will be, filed by or in respect of Galileo with the DE Secretary of State and that Galileo will pay all fees and other charges required to be paid in connection with the filing of the Proposed Charter; and

C. Prior to the issuance of any of the securities described herein (the “Securities”) by Galileo pursuant to the Registration Statement: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings with respect thereto will have been commenced or threatened, (ii) the business combination and the transactions contemplated by the Merger Agreement and the Registration Statement will have been consummated in accordance with the terms of the documents pertaining hereto, without any waiver or breach of any material terms or provisions thereof, and that such transactions will be effective under applicable law, (iii) the shareholders of Galileo will have approved the Business Combination and the other proposals set forth in the joint proxy statement/consent solicitation statement/prospectus included in the Registration Statement, which are to be presented and voted upon at the meeting as set forth in the joint proxy statement/consent solicitation statement/prospectus included in the Registration Statement.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. Upon the effectiveness of the Domestication, and when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, the Replacement Shares and the Closing Shares will be validly issued, fully paid and non-assessable.

2. Upon the effectiveness of the Domestication, and when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, the Warrants will be legally binding obligations of Galileo enforceable in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrants; (e) with respect to the Warrant Shares, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities of Galileo and/or adjustments to outstanding securities of Galileo, including warrants to purchase shares of Common Stock, may cause the Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued and (f) we have assumed that the exercise price of the Warrants will not be adjusted to an amount below the par value per share of the Common Stock.

3. Upon the effectiveness of the Domestication, and when issued in the manner and on the terms described in the Registration Statement, the Merger Agreement, the applicable warrant agreements and, in the case of the Sponsor Warrant Shares, the Sponsor Note, the Replacement Warrant Shares and Sponsor Warrant Shares will be validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware and, as to the Warrants constituting valid and binding obligations of Galileo, the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof.

Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the joint proxy statement/consent solicitation statement/prospectus forming a part thereof.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP Ellenoff Grossman & Schole LLP